Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FirstSun Capital Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	2,461,538(1)	N/A	$85,329,214.77(2)	0.00014760	$12,594.59(3)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$85,329,214.77(2)		$12,594.59
	Total Fees Previously Paid							0.00
	Total Fee Offsets							0.00
			Net Fee Due					$12,594.59

(1)       Represents the shares of common stock, $0.0001 par value per share (the “Common Stock”), of FirstSun Capital Bancorp (the “Registrant”) that may be offered for resale by the selling securityholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)       This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average low and high prices per share of the Registrant’s Common Stock as reported on the OTCQX on March 5, 2024 ($34.665) (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(3)       Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.